Exhibit 10.1

CONSULTING AGREEMENT

This Agreement (this “Agreement”) is made and entered into effective as of December 23, 2011 (the “Effective Date”), by and between Navarre Corporation, a Minnesota corporation (the “Company”), and Golden Rule Advisors, L.L.C., a Texas limited liability company (the “Consultant”).

WITNESSETH

WHEREAS, the Company desires to retain the Consultant to render strategic planning and other advisory services to the Company in connection with its strategic planning activities on the terms and conditions set forth in this Agreement, and the Consultant desires to be retained by the Company on such terms and conditions;

AND WHEREAS, the Consultant desires to provide services to the Company;

NOW, THEREFORE, for and in consideration of the foregoing premises and of the mutual covenants and undertakings contained herein, and for such other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

ARTICLE I

PERFORMANCE OF SERVICES

1.01 Engagement and Duties. The Company and the Consultant hereby agree that during the Term (defined below), the Consultant shall, on a non-exclusive basis, provide advisory services to the Company, as the Company may define such services from time to time.

1.02 Manner of Performance. The Consultant shall at all times perform all services and duties that may be required of and from the Consultant pursuant to the terms hereof. The Consultant may use any ethical and lawful means necessary and appropriate to perform its obligations under this Agreement. The Consultant agrees to comply in full with all applicable laws, rules and regulations. Consultant shall not be entitled to subcontract any of his obligations hereunder without the Company’s prior written approval.

1.03 Term. The initial term of this Agreement is for a period of three (3) full months and any beginning partial month commencing on the Effective Date. The initial term and any renewal term, as provided for below, are individually and collectively referred to as the “Term.” After the initial or then current Term, this Agreement shall be automatically renewed for successive one (1) month periods. Either party may terminate this Agreement at any time for any or no reason by providing written notice of such termination to the other party.

1.04 Consideration. Subject to the limitations set forth in Section 1.06 herein, in consideration for performance of its services hereunder, the Consultant shall be paid a fee of $200.00 per hour if the Consultant works less than five (5) hours in any day, OR $1,000.00 per day if the Consultant works more than five (5) hours in any day. These fees will be payable in arrears on a monthly basis, and the Company will mail a check to the Consultant within five (5) business days of the Company’s receipt of an invoice from the Consultant that includes a schedule of the time the Consultant worked for the Company during the prior month, subject to the Company’s review of the information reflected in such invoice and its agreement therewith. The Consultant may deliver its invoice to the Company via U.S. mail, email, facsimile or delivery. Such invoices shall contain, for each day on which the Consultant worked for the Company, a description of the number of hours worked on such day and a summary of the work performed during such time.

1.05 Expenses. Subject to the limitations set forth in Section 1.06 herein, the Company shall reimburse the Consultant for all reasonable travel and lodging expenses and other related expenses incurred by the Consultant in furtherance of the provision of its services to the Company hereunder within thirty (30) days following the delivery of an accounting of such expenses by Consultant to the Company, provided that any such expenses in excess of one-thousand dollars ($1,000) individually, or any amounts in excess of five thousand dollars ($5,000) during any monthly period during the Term, must be approved in advance by the Company.

1.06 Limitation on Consideration and Expense Reimbursement. Notwithstanding anything to the contrary contained herein, the aggregate amount of any consideration payable pursuant to Section 1.04 of this Agreement and any expense reimbursement payable pursuant to Section 1.05 of this Agreement shall not exceed $120,000 during any twelve month period.

1.07 Independent Contractor Status. The Company and the Consultant hereby agree that the Company is retaining the Consultant in the capacity of an independent contractor and not as an employee or agent of the Company or any of its affiliates. The Consultant stipulates and agrees that it shall not be authorized at any time to execute any transaction on behalf of the Company. The Company and the Consultant further agree that nothing in this Agreement shall create, or shall be construed as creating, any form of Company, joint venture, employer-employee relationship, or other affiliation that would operate to permit the Consultant to bind the Company or any of its affiliates with respect to any matter or would cause the Company or any of its affiliates to be liable for any action of the Consultant, and each party hereto agrees that it will not represent to any third party that the Consultant’s engagement by the Company hereunder is in any capacity other than as an independent contractor. The Consultant stipulates and agrees that it will not be eligible for any employment benefits from the Company during the Term of this Agreement. To the extent the Consultant employs others in providing services under this Agreement, the Consultant agrees to comply with all applicable workers’ compensation laws, to provide satisfactory evidence of such compliance to the Company on request, and to indemnify and hold harmless the Company from any liability or obligation in connection therewith. THE CONSULTANT SHALL NOT BE CONSIDERED UNDER THE PROVISIONS OF THIS AGREEMENT OR OTHERWISE AS HAVING THE STATUS OF AN EMPLOYEE OF THE COMPANY OR ANY OF ITS AFFILIATES, OR AS BEING ENTITLED TO PARTICIPATE IN ANY LIFE, ACCIDENT, OR HEALTH INSURANCE PLANS, PENSION, STOCK, THRIFT OR PROFIT SHARING PLANS, WORKER’S COMPENSATION BENEFITS, VACATION/SICK LEAVE BENEFITS, OR ANY SIMILAR BENEFITS WHICH MAY BE PROVIDED BY THE COMPANY FOR ITS EMPLOYEES AND CONSULTANT HEREBY EXPRESSLY WAIVES ANY SUCH ENTITLEMENT, IF SUCH ENTITLEMENT EXISTS OR IS DEEMED TO EXIST.

1.08 Taxes and Withholding. The Consultant hereby acknowledges and agrees that, as an independent contractor, it is legally required to determine and pay its own estimated federal income taxes, FICA (including FICA-matching), and all applicable federal and state payroll, excise, workman’s compensation, and other withholdings. The Consultant shall indemnify and hold the Company harmless from and against, and shall defend the Company against, any and all losses, damages, claims, costs, penalties, liabilities and expenses arising out or incurred because of, incident to, or otherwise with respect to any such taxes.

1.09 Confidentiality. For the purposes of this Agreement, Confidential Information shall mean and collectively include: all proprietary information relating to the business, plans and/or technology of the Company including, but not limited to technical information including inventions, methods, plans, processes, specifications, characteristics, assays, raw data, records, databases, formulations, equipment design, know-how, experience, and trade secrets; developmental, marketing, sales, customer, supplier, consulting relationship information, operating, performance, and cost information; computer programming techniques whether in tangible or intangible form, and all record bearing media containing or disclosing the foregoing information and techniques including, written business plans, patents and patent applications, grant applications, notes, and memoranda, whether in writing or presented, stored or maintained in or by electronic, magnetic, or other means.

(a) Exclusions to Confidentiality. Notwithstanding the foregoing, the term “Confidential Information” shall not include any information which: (a) can be demonstrated to have been in the public domain or was publicly known or available prior to the date of the disclosure to Consultant; (b) can be demonstrated to have been rightfully in the possession of Consultant prior to the disclosure of such information to Consultant by the Company; (c) becomes part of the public domain or publicly known or available by publication or otherwise, not due to any unauthorized act or omission on the part of Consultant; or (d) is supplied to Consultant by a third party without binder of secrecy, so long as that such third party has no obligation to the Company or any of its affiliated companies to maintain such information in confidence.

(b) Non-Disclosure to Third Parties. Except as required by Consultant’s duties, Consultant shall not, at any time now or in the future, directly or indirectly, use, publish, disseminate or otherwise disclose any Confidential Information to any third party without the prior written consent of the Company.

(c) Documents, etc. All documents, diskettes, tapes, procedural manuals, guides, specifications, plans, drawings, designs and similar materials, lists of present, past or prospective customers, customer proposals, invitations to submit proposals, price lists and data relating to the pricing of the Company’ products and services, records, notebooks and all other materials containing Confidential Information (including all copies and reproductions thereof), that come into Consultant’s possession or control by reason of Consultant’s performance of the relationship, whether prepared by Consultant or others: (a) are the property of the Company, (b) will not be used by Consultant in any way other than in connection with the performance of its duties, (c) will not be provided or shown to any third party by Consultant, and (d) at the termination (for whatever reason), of Consultant’s relationship with the Company, will be left with, or forthwith returned by Consultant to the Company or destroyed by the Consultant.

1.10 Ownership of Results.

(a) Assignment of Inventions. Consultant shall promptly make full written disclosure to the Company, shall hold in trust for the sole right and benefit of the Company, and hereby assigns, transfers and conveys to the Company, or its designee, all of Consultant’s worldwide right, title and interest in and to any and all inventions, original works of authorship, findings, conclusions, data, discoveries, developments, concepts, improvements, trade secrets, techniques, processes and know-how, whether or not patentable or registrable under patent, copyright or similar laws, that Consultant may solely or jointly conceive, develop or reduce to practice, or cause to be conceived, developed or reduced to practice, in the performance of the services or duties hereunder or that result, to any extent, from use of the Company’s premises or property (collectively, the “Inventions”), including any and all moral rights and intellectual property rights inherent therein and appurtenant thereto, including, but not limited to, all patent rights, copyrights, trademarks, know-how and trade secrets and the rights to apply for the same (collectively, “Intellectual Property Rights”). Consultant further acknowledges and agrees that all original works of authorship that are made by Consultant (solely or jointly with others) in the performance of the services or duties hereunder (a “Work”) and that are protectable by copyright are “works made for hire,” as that term is defined in the United States Copyright Act. However, to the extent that any Work may not, by operation of any applicable law, be a work made for hire, Consultant hereby assigns, transfers and conveys to the Company all of Consultant’s worldwide right, title and interest in and to such Work, including all Intellectual Property Rights relating thereto.

(b) Further Assurances. Upon the request and at the expense of the Company, Consultant shall execute and deliver any and all instruments and documents and take such other acts as may be necessary or desirable to document the assignment and transfer described in Section 1.09(a) or to enable the Company to secure its rights in the Inventions, Works and Intellectual Property Rights relating thereto in any and all jurisdictions, or to apply for, prosecute and enforce Intellectual Property Rights in any and all jurisdictions with respect to any Inventions or Works, or to obtain any extension, validation, re-issue, continuance or renewal of any such Intellectual Property Right. Without limiting the foregoing, Consultant shall disclose to the Company all pertinent information and data with respect thereto and shall execute all applications, specifications, oaths and all other instruments which the Company deems necessary in order to apply for and obtain such rights and in order to assign and convey to the Company the sole and exclusive right, title and interest in and to such Inventions, Works and any Intellectual Property Rights relating thereto. If the Company is unable for any other reason to secure Consultant’s signature to apply for or to pursue any application for any United States or foreign patent, trademark, copyright or other registration covering Inventions or Works assigned to the Company hereunder, then Consultant hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as Consultant’s agent and attorney in fact, to act for and in Consultant’s behalf and stead to execute and file any such applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent or trademark, copyright or other registrations thereon with the same legal force and effect as if executed by Consultant.

1.11 Other Activities of the Consultant. The Company acknowledges that the Consultant and its Member are not required to perform the services described herein as their sole and exclusive function. The Consultant and its Member may engage in other business activities including other consulting engagements and/or employment during the Term of this Agreement; provided, that Consultant shall not enter into any agreement that is in conflict with, or that would prohibit or impair the performance of, Consultant’s obligations under this Agreement in accordance with its terms. The Consultant represents and warrants that Consultant is not a party to any existing agreement that would prevent Consultant from entering into and performing its obligations under this Agreement in accordance with its terms.

1.12 Limitation of Liability; Indemnification. Neither the Consultant nor its Member shall be liable to the Company for any loss incurred in the performance of its services hereunder unless caused by the Consultant’s gross negligence or willful misconduct. The Company agrees, at its sole defense, to indemnify and defend the Consultant and its Member from and against any damages, claims or suits by third parties against the Consultant or its Member arising from the performance of the Consultant’s services hereunder unless caused by the Consultant’s or its Member’s gross negligence or willful misconduct.

ARTICLE II

MISCELLANEOUS

2.01 Severability. If any provision of this Agreement is held to be illegal, invalid, or unenforceable under any present or future law, and if the rights or obligations of either of the parties hereto would not be materially and adversely affected thereby, (a) such provisions shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provisions had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance; (d) in lieu of such illegal, invalid, or unenforceable provision, there shall be added automatically as a part of this Agreement a legal, valid, and enforceable provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible.

2.02 Number and Gender of Words. Any references herein to the masculine gender, or to the masculine form of any noun, adjective, or possessive, shall be construed to include the feminine or neuter gender and form, and vice versa. Additionally, whenever used herein, the singular number shall include the plural, and the plural number shall include the singular.

2.03 Headings. The headings contained in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of any of the provisions contained herein.

2.04 Governing Law; Venue. This Agreement and the rights and obligations of the parties hereunder will be governed by the laws of the State of Minnesota, without regard to its choice of law provisions. The parties agree that the state or federal courts located in Hennepin County, Minnesota have sole and exclusive jurisdiction and venue over any action relating to this Agreement and the parties hereby consent to the jurisdiction of such courts.

2.05 Legal Remedies; Specific Performance. The parties to this Agreement understand and agree that it may be impossible to measure in money the damages that may accrue to a party to this Agreement or to its heirs, personal representatives, or assigns by reason of a failure to perform any of the obligations set forth in this Agreement, and that any such money damages could be an insufficient remedy for such failure of performance. Therefore, each party hereto hereby consents to be subject to the remedy of specific performance of any provision of this Agreement if such party shall have been found to be in violation of such provision by any court of competent jurisdiction. If any party or its heirs, personal representatives, or assigns institute any action or proceeding to specifically enforce the provisions of this Agreement, any person against whom such action or proceeding is brought hereby waives the claim or defense in such action or proceeding that such party has an adequate remedy at law, and such person shall not urge in any such action or proceeding a claim or defense that such remedy at law exists.

2.06 Inurement; Assignment. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit and be enforceable by the respective heirs, representatives, successors (including any successor as a result of a merger or similar reorganization) and assigns of the parties hereto. No party may assign its rights or delegate its obligations under this Agreement to any other person without the prior written consent of the other party hereto.

2.07 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be sent by first class U.S. mail, email or facsimile transmission, or delivered by hand by party to the other. In the case of notice given by U.S. mail, such notice be deemed to be given and received three business days after the time of certification thereof, in the case of notice so given by overnight delivery service, on the date of actual delivery, and, in the case of notice so given by email, facsimile transmission or personal delivery, on the date of actual transmission or, as the case may be, personal delivery.

2.08 Waivers. No waiver of any provision or condition of this Agreement shall be valid unless executed in writing and signed by the party to be bound thereby, and then only to the extent specified in such waiver. No waiver of any provision or condition of this Agreement shall be construed as a waiver of any other provision or condition of this Agreement, and no present waiver of any provision or condition of this Agreement shall be construed as a future waiver of such provision or condition.

2.09 Amendment. This Agreement may be amended only by the unanimous written consent of the parties hereto.

2.10 Entire Agreement. This Agreement contains the entire understanding between the parties hereto concerning the subject matter contained herein. There are no representations, agreements, arrangements, or understandings, oral or written, between or among the parties hereto relating to the subject matter of this Agreement that are not fully expressed herein.

2.11 Construction of Agreement. Each party and its counsel have participated fully in the review and revision of this Agreement. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Agreement.

2.12 Execution. Each party to this Agreement hereby represents and warrants to the other parties hereto that such party has full power and capacity to execute, deliver, and perform this Agreement, which has been duly executed and delivered by, and which evidences the valid and binding obligation of, such party enforceable in accordance with its terms subject to applicable liquidation, conservatorship, bankruptcy, insolvency, reorganization, or similar laws affecting the enforcement of creditor’s right’s from time to time in effect and to general principles of equity.

2.13 Multiple Counterparts. This Agreement may be executed in multiple counterparts, including by facsimile signature, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties to this Agreement have set their respective hands as of the Effective Date.

THE COMPANY:

NAVARRE CORPORATION

By:
Ryan Urness General Counsel and Secretary

THE CONSULTANT:

GOLDEN RULE ADVISORS, L.L.C.

By:
Brad Shisler Member